FINGERMOTION TO SHOWCASE ADVANCED COMMAND AND

COMMUNICATION PLATFORM AT INDONESIA’S EMERGENCY,

DISASTER REDUCTION AND RESCUE (EDRR) EXPO

SINGAPORE / NEWSWIRE / August 14, 2025 – FingerMotion, Inc. (NASDAQ: FNGR) (“FingerMotion” or the “Company”), a mobile services, data, and technology company, is pleased to announce that its subsidiary, Shanghai JiuGe Information Technology Co., Ltd. (“JiuGe Technology”), will showcase its Advanced Mobile Integrated Command and Communication Platform (the “C2 Platform”) at the 2nd Indonesia International Emergency, Disaster Reduction and Rescue Expo (“EDRR Indonesia”).

The event is taking place from August 13 to 15, 2025, at the Jakarta International Expo Center and is co-organized by the China Council for the Promotion of International Trade Shanghai. EDRR Indonesia will feature leading disaster preparedness, response, and recovery solutions, creating a platform to connect China’s emergency technology capabilities with Indonesia’s growing market needs.

Under the theme “Empowering Connectivity, Commanding Response,” JiuGe Technology will demonstrate how its C2 Platform combines on-the-move satellite communications, high-definition video transmission, and intelligent conferencing systems to ensure uninterrupted operational command during crises or emergencies, even in the absence of public networks.

“We see this as an important step in expanding our footprint in Southeast Asia and forging collaborations that strengthen disaster resilience across the region,” said Martin Shen, CEO of FingerMotion. “With 10 vehicles and other equipment already deployed for beta testing, showcasing our C2 Platform at EDRR Indonesia allows us to fully demonstrate how reliable, real-time communication can empower first responders and agencies to act decisively, even in the most challenging conditions.”

As previously announced, the C2 Platform includes a unified in-vehicle communications unit, a smart PTZ (pan-tilt-zoom) camera, a satellite communications terminal for continuous video, voice, and data communication, an unmanned aerial vehicle, and a multimedia command and dispatch system that integrates multiple mobile (4G/5G), satellite, and private networks.

JiuGe Technology has secured contracts from government emergency response agencies across several Chinese cities to equip their emergency vehicles with FingerMotion’s C2 Platform, enhancing local disaster response capabilities. The platform’s initial deployment is already operational in multiple regions, and has attracted strong interest from key stakeholders, including Indonesia’s National Disaster Management Agency (BNPB), National Search and Rescue Agency (Basarnas), and other industry partners.

By participating in EDRR Indonesia, JiuGe Technology aims to expand its presence in Southeast Asia and align its solutions with Indonesia’s evolving emergency management infrastructure.

About FingerMotion, Inc.

FingerMotion is an evolving technology company with a core competency in mobile payment and recharge platform solutions in China. As the user base of its primary business continues to grow, the Company is developing additional value-added technologies to market to its users. The vision of the Company is to rapidly grow the user base through organic means and have this growth develop into an ecosystem of users with high engagement rates utilizing its innovative applications. Developing a highly engaged ecosystem of users would strategically position the Company to onboard larger customer bases. FingerMotion eventually hopes to serve over 1 billion users in the China market and eventually expand the model to other regional markets.

For more information on FingerMotion, visit: https://fingermotion.com/

Company Contact:

FingerMotion, Inc.

For further information e-mail: info@fingermotion.com

Phone: 718-269-3366

Investor Relations Contact:

Skyline Corporate Communications Group, LLC

Scott Powell, President

One Rockefeller Plaza, 11th Floor

New York, NY 10020

Office: (646) 893-5835

Email: info@skylineccg.com

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